Exhibit 10.9

Mr. Dan O’Brien
Flexible Solutions International
615 Discovery St.
Victoria, BC V8T 5G4

April 1, 2007

Dear Dan,

This letter agreement (“Agreement”) will confirm that Flexible Solutions International. (together with its subsidiaries and affiliates, “Client”) hereby retains Barretto Securities Inc. (“Barretto”) to provide non-exclusive financial advisory and investment banking services to Client in connection with Client’s intended “Transaction” (as hereinafter defined), in accordance with the terms and conditions specified herein. This letter agreement is effective November 1, 2006. As used herein, the term “Transaction” shall mean any transaction or event or series or combination thereof whereby, directly or indirectly, Client effects the private sale of its equity securities or of any securities or instruments convertible, in whole or in part, directly or indirectly, into Client’s equity securities (collectively, “Securities”) for a consideration of $5,500.000 or a lesser amount that is acceptable to Client in its sole discretion, on terms and conditions that are acceptable to Client in its sole discretion.

1.  General. Pursuant to this Agreement, Barretto shall render the following services, as reasonably requested by Client and appropriate for the Transaction:

1.1.  use its best efforts to privately place Client’s Securities,

1.2.  advise Client as to the form and structure of the Transaction,

1.3.  assist in the preparation of confidential private placement materials (“Materials”) that will be provided to prospective investors. The Materials may include: an Executive Summary, a Private Placement Memorandum, a Term Sheet, a Subscription Agreement, and/or a Power Point presentation, or may be limited to documents and information currently on file with the Securities and Exchange Commission. Responsibility for the accuracy and contents of the Materials shall be solely that of Client, and the Materials shall not be made available or used in discussions until both the Materials, and its use, have been approved by Client,

1.4.  evaluate various potential Transactions,

1.5.  assist Client in coordinating due diligence and related activities relating to potential Transactions,

1.6.  assist Client, in concert with Client’s lawyers, accountants and executives in negotiating the financial terms and structure of a Transaction,

1.7.  assist the management of Client in making appropriate presentations to the Board of Directors of Client concerning the financial aspects of potential Transactions, and

1.8.  assist in the preparation of the definitive documentation for the Transaction.

Client acknowledges that Barretto does not and cannot make any guarantee that the Transaction will be consummated, and that Client will have no claim against Barretto as a result of the Transaction not being consummated.

Barretto’s services under this Agreement do not include preparation for or rendering of testimony or opinions in formal regulatory proceedings, preparation for or rendering of testimony in litigation where Barretto is not a party, preparation for or rendering of any valuation, appraisal or “fairness” opinion, or advising or assisting Client in a matter other than a Transaction. If Client should request Barretto to provide additional services not otherwise contemplated by this Agreement, Client and Barretto will enter into an additional agreement which will set forth the nature and scope of the services, appropriate compensation and other customary matters, as mutually agreed upon by Client and Barretto.

In order to coordinate the efforts in connection with a Transaction, during the term of Barretto’s engagement neither Client nor its management will conduct discussions with any third party regarding a potential Transaction without the assistance of Barretto, and Client and Barretto will promptly disclose to and consult with each other with respect to inquiries or expressions of interest received from third parties in connection with a potential Transaction. N/A
Client may, in its discretion, postpone, modify or abandon the proposed Transaction prior to the closing and Client may refuse to discuss or negotiate an investment in Client by any party for any reason whatsoever and may terminate negotiations with any party at any time.

2.  Compensation. Client hereby agrees to retain Barretto for the purposes specified above. The fees for such services shall be payable by Client as described in Exhibit A attached hereto and hereby made a part hereof.

3.  Right of First Refusal. Client hereby grants Barretto the first right to exclusively perform the following “Future Services” (as hereinafter defined) on behalf of Client (the “Right of First Refusal”): the Right of First Refusal will apply to all Future Services sought by Client before the first to occur of the following: (i) Client terminates this Agreement for “Cause” (as hereinafter defined), or without Cause; or (ii) Client does not close a Transaction within one (1) year of the date hereof. For purposes of this Agreement, “Future Services” shall mean any investment banking or investment advisory services sought by Client in connection with the private placement of Client’s Securities. The termination of the Right of First Refusal shall not affect Barretto’s right to perform all Future Services which Client sought before such termination. N/A

4.  Term and Termination

4.1 Term. The initial term of this Agreement shall commence on the date this Agreement is executed by Client and shall continue until the close of business on June 29, 2006 and be extended upon mutual consent of the parties.

4.2 Termination. Notwithstanding the foregoing (a) either party may terminate this Agreement at any time, for “Cause” (as hereinafter defined), effective at the time specified in the notice of termination, (b) Client may terminate this Agreement at any time, without Cause, effective as of the end of the then-current term, and (c) Barretto may terminate this Agreement at any time, effective at the time specified in the notice of termination, if, in its sole discretion, a change has occurred in Client’s financial condition, results of operations, properties, business or prospects, or in the composition of Client’s management or Board of Directors which, in Barretto’s determination, reasonably made, has materially adversely affected the marketability of Client or its Securities or the likelihood of completing a Transaction. From and after the date of termination, Barretto shall render no additional service to Client hereunder, except as may be otherwise agreed by Barretto and Client. For purposes hereof, “Cause” shall mean the failure of either party to perform one or more of its material obligations hereunder, if such failure has not been cured within sixty (60) days of receiving the other party’s written notice describing the failure in detail. Upon any termination of this Agreement, the services of Barretto will be terminated without liability or continuing obligation to Client.

4.3 Effects of Termination. Upon the termination of this Agreement, certain portions of this Agreement shall continue in full force and effect, regardless of such termination, as follows:

4.3.1  Upon termination by Client without Cause, or upon termination by Barretto pursuant to subparagraph 4.2(c), above, or upon termination by Barretto for Cause:

(i) the obligations of Client with respect to any reimbursable expenses incurred by Barretto to be paid by Client to Barretto pursuant to this Agreement (including pursuant to Exhibits A and B hereto) or any related agreement subsequently entered into; N/A

(ii) the obligations of Client and Barretto with respect to this paragraph 4, indemnification and contribution (paragraph 5 and Exhibit B), confidentiality and accuracy of information provided (paragraph 7), waiver of right to jury trial (paragraph 14.5), potential conflicts (paragraph 9) and limitations on duties and third party rights (paragraph 13);

(iii) Client shall pay Barretto a Termination Fee of One Hundred Thousand Dollars ($100,000), payable in full by Client on the effective date of the termination; and N/A

(iv) Client shall pay Barretto the Placement Fee described in Exhibit A in the event Client enters into a definitive agreement with respect to any Transaction at any time prior to the date twelve (12) months following the date of termination with a “Prospective Investor” (as hereinafter defined). For purposes hereof, “Prospective Investor” shall mean a person or entity (X) introduced during the term of the Agreement by Barretto to Client, or (Y) as to which Barretto provided advice regarding the Transaction during the term of the Agreement, or (Z) who was, or should have been, disclosed by Client to Barretto pursuant to the terms of this Agreement. All Prospective Investors shall be included on a Prospective Investor list maintained by Barretto during the term of this Agreement. The Prospective Investor list shall be disclosed to Client from time to time, upon request.

4.3.2  Upon termination by Client for Cause:

(i) the obligations of Client with respect to any reimbursable expenses incurred by Barretto to be paid by Client to Barretto pursuant to this Agreement (including pursuant to Exhibits A and B hereto) or any related agreement subsequently entered into; and

(ii) the obligations of Client and Barretto with respect to this paragraph 4 and with respect to indemnification and contribution (paragraph 5 and Exhibit B), confidentiality and accuracy of information provided (paragraph 7), waiver of right to jury trial (paragraph 14.5), potential conflicts (paragraph 9) and limitations on duties and third party rights (paragraph 13).

5.  Indemnity. In partial consideration for the agreement of Barretto to furnish services, Client agrees to indemnify Barretto in accordance with the provisions set forth in Exhibit B attached hereto and hereby made a part hereof, all of which provisions are an integral part of this Agreement and shall survive any termination of this Agreement.

6.       Representations and Warranties of Client. Client represents, warrants and agrees that:
(a) The Securities will be offered and sold in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and in compliance with all other securities laws applicable to the Transaction;
(b) The Materials will not contain, and during the course of the Transaction Client will not make, any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(c) It acknowledges that Barretto deems its relationships with its sources, resources and contacts to be highly proprietary and sensitive since they are often the result of years of relationship-building, and agrees not to divulge them to any third-party without Barretto’s consent, and to make use of them only in connection with the purpose and terms of this Agreement;
(d) Any compensation payable to any third parties unrelated to Barretto will not reduce or otherwise affect the compensation payable to Barretto, and Client is not and will not become obligated under any other agreement in a way which conflicts with this one, and that Client will take no action which can result in the loss of any rights Barretto has under this Agreement; and
(e) It will maintain accurate records of all persons and entities (including, without limit, officers, directors and stockholders of Client) with whom it has contact after the date of this Agreement who may be participants in a Transaction or who may be resources for identifying participants in a Transaction, and it will disclose to Barretto the names of such persons and entities promptly upon any such contact. N/A

7.  Use of Information and Confidentiality. Any advice, written or oral, rendered by Barretto pursuant to this Agreement is provided by Barretto solely for the confidential use by the Board of Directors and senior management of Client and, except as required by law, may not be disclosed publicly without Barretto’s prior written consent or used for any purposes not related to Client’s participation in a Transaction or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose; nor shall any public or other references to Barretto (or to such opinions or advice) be made without the express prior written consent of Barretto, which consent shall not be unreasonably withheld. Client agrees that Barretto has the right to place advertisements in financial and other newspapers, subject to Client’s right to review and change such advertisements, which right shall be exercised reasonably.

Client will furnish to Barretto such information as is reasonably appropriate to its engagement hereunder. Client agrees and hereby represents that all information furnished to Barretto by or on behalf of Client will be accurate and complete in all material respects at the time provided, and that if Client becomes aware that any such information becomes inaccurate, incomplete or misleading during the term of Barretto’s engagement hereunder, Client will promptly advise Barretto and provide all necessary corrections. Client recognizes and confirms that Barretto, in performing the services contemplated under this Agreement, will be relying on information and data furnished by Client or third parties who may be involved in a potential Transaction without independent verification, that Barretto will not assume responsibility for the accuracy or completeness of such information, and that Barretto will not make a physical inspection, independent appraisal or valuation of any of the assets or liabilities of Client, or of Client.

Barretto agrees that the information it receives from Client that is designated as nonpublic, confidential information, as well as any analyses, reports, notes or other documents or compilations containing any such nonpublic, confidential information shall be distributed only to persons approved by Client, not to be unreasonably withheld or delayed, in connection with prospective Transactions, and shall be furnished to such approved persons only in accordance with a confidentiality and nondisclosure agreement approved by Client, which approval shall not be unreasonably withheld or delayed. Barretto also agrees that the nonpublic, confidential information furnished to it by Client pursuant to this Agreement shall not be disclosed publicly, shall not be disclosed to any unapproved person, and shall not be used for any purpose other than in connection with the performance of Barretto’s services hereunder without Client’s prior written consent, which may be granted or withheld in Client’s sole discretion. The foregoing shall not apply to any information that is public when provided or thereafter becomes public (other than by Barretto’s breach of its confidentiality obligations to Client) or which is requested to be disclosed by judicial or administrative process or otherwise by applicable law or regulation. In connection with any judicial or administrative process or where disclosure is compelled by applicable law or regulation, unless prohibited by law, Barretto shall promptly give Client prior notice thereof so that it may seek a protective order or other appropriate remedies.

8.  Exclusivity. The parties acknowledge and agree that Client has retained, or may in the future retain, other financial advisors and/or investment bankers to perform financial advisory and/or investment banking services similar to those performed by Barretto with respect to matters other than the proposed Transaction and any Future Services as to which Barretto has a Right of First Refusal. The engagement by Client of such additional financial advisors and/or investment bankers shall in no way affect the compensation arrangements provided for herein with respect to the Transaction and any such Future Services and Barretto shall be under no obligation whatsoever to any such additional financial advisors and/or investment bankers.

9.  Limitation on Advice. It is specifically understood that Client will not base its decisions regarding whether and how to pursue a Transaction solely on Barretto’s advice, but will also rely on the advice of Client’s legal, tax and other business advisors and such other advisors and factors which Client considers appropriate.

10.  Conflicts. Client acknowledges and agrees that Barretto is engaged in a broad range of activities and services and does not and will not be working exclusively for Client in the industry which is the subject of this engagement, and agrees that it does not now nor will Client in the future object to such non-exclusivity. Client understands and agrees that in the ordinary course of Barretto’s business, Barretto or its affiliates may at any time be providing or arranging financing or providing other financial services to prospective investors, lenders or other entities or persons that may be involved in transactions similar to the Transaction.

11.  Notice. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed, by certified or registered mail, sent by nationally-recognized overnight delivery service or personally delivered to Client and to Barretto at the following addresses, or such other addresses as the parties may designate from time to time:

If to Barretto:

Albert Barretto Jr., Compliance Officer
Barretto Securities Inc.
1105 Delaware Ave.
Buffalo, New York 14209

If to Client:

Mr. Dan O’Brien
Flexible Solutions International
615 Discovery St.
Victoria, BC V8T 5G4

Notice shall be effective three (3) business days after mailing, one (1) business day after delivery to an overnight delivery service, or upon personal delivery.

12.  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which constitute one and the same instrument.

13.  No Third Party Beneficiaries; No Fiduciary Duty. This Agreement has been and is made solely for the benefit of Client and Barretto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. It is acknowledged and agreed that Client’s engagement of Barretto hereunder is not intended to confer rights upon any person not a party hereto (including stockholders, employees or creditors of Client) as against Barretto or its affiliates, or their directors, officers, employees or agents. Barretto, as an independent contractor under this Agreement, shall not assume the responsibilities of a fiduciary to Client or its stockholders in connection with the performance of Barretto’s services hereunder, and any duties of Barretto arising out of its engagement shall be owed solely to Client.

14.  Miscellaneous

14.1.  This Agreement (including all Exhibits hereto) incorporates the entire understanding of the parties with respect to the subject matter of this Agreement, and may not be modified, amended or supplemented except by written agreement executed by both parties hereto.

14.2.  This Agreement amends and supersedes all prior agreements of the parties with respect to the subject matter herein, and in the event of any conflict or ambiguity between the terms of any such prior agreement and this Agreement, the terms of this Agreement shall control.

14.3.  This Agreement and any related documents shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of law. Client and Barretto irrevocably and unconditionally submit to the exclusive jurisdiction of any Federal or state court sitting in the city of New York for the purpose of any suit, action or other proceeding arising out of this Agreement. Client and Barretto hereby agree that sending any service of process, summons, notice or other document by US registered or certified mail addressed to Client or Barretto as provided in this Agreement shall constitute effective service or delivery, as the case may be, in any action, suit or proceeding arising out of or relating to this Agreement.

14.4.  If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced as written to the fullest extent permitted by law..

14.5.  Client and Barretto hereby waive any right they may have to a trial by jury in respect of any claim brought by or on behalf of either party based upon, arising out or in connection with this Agreement.

14.6.  If suit is brought to enforce this Agreement (including its Exhibits), the prevailing party shall be entitled to recover its reasonable attorneys fees and costs, as well as court costs, in addition to any other amounts to which it may be entitled.

15.  Additional Parties. Client agrees to cause any affiliate, including a newly formed affiliate, which may become involved in a Transaction, and any successor, to execute appropriate documentation binding it to the terms of this Agreement.

If the foregoing correctly sets forth our understanding, please indicate by initialing each page, signing below and returning an executed copy to me.

Very truly yours,

Barretto Securities Inc.

By:_______________________________________________
Landon Barretto, President

Agreed and Accepted:

Flexible Solutions International

By: _________________________________________________
Dan O’Brien, President & CEO

Flexible Agree with Barretto 5-25-07

Exhibit A: Compensation

N/A Retainer Fee; Additional Expense Reimbursements. A non-refundable Retainer Fee of $______________ will be paid at the time Client executes this Agreement. The Retainer Fee will compensate Barretto for certain of its expenses to be incurred in connection with performing its duties under this Agreement (including, without limit, travel, administrative, third-party expenses, and fees and disbursements of third-party professional service providers (collectively, “Expenses”)) regardless of whether a Transaction occurs. If Barretto’s Expenses exceed the Retainer Fee, Barretto may, from time to time, invoice Client the entire amount of such excess and Client will promptly reimburse Barretto for such amounts. In any event, upon completion of a Transaction or upon the earlier termination of the Agreement to which this Exhibit is annexed, Client will promptly pay any and all unreimbursed Expenses that Barretto has paid or accrued as of such date.

Placement Fee. At the time of closing a Transaction, Client shall pay Barretto a fee payable in US dollars (the “Placement Fee”) equal to six percent (6%) of the “Aggregate Value” (as defined below) of the Transaction and a warrant for shares equal to 6.5 % of the common shares issued in the Transaction or to be issued upon the conversion of a preferred or debt instrument into common shares. “Aggregate Value” shall mean the total value of all consideration (including cash, securities, or other property or assets of any kind) paid to or received by or to be paid to or received by Client in connection with a Transaction initiated by Barretto (including any series or combination of transactions).

If any portion of the Aggregate Value is payable in the form of securities, the value of such securities, for purposes of calculating Barretto’s Placement Fee, will be the average closing price for such securities for the 20 trading days prior to the closing of the Transaction. In the case of securities that do not have an existing public market, the Placement Fee will be determined based on the fair market value of such securities as mutually agreed upon in good faith by Client and Barretto prior to the closing of the Transaction.

The Placement Fee shall be paid in cash to Barretto simultaneously with the realization of Aggregate Value at closing. Any portion of the Placement Fee relating to amounts paid into escrow shall be payable, in full, upon the funding of such escrow.

Method of Payment. [The Retainer Fee N/A], Placement Fee and [additional expense reimbursements N/A] shall be paid to Barretto by wire transfer of immediately available funds in accordance with the following instructions, or such other written payment instructions as Barretto may deliver to Client from time to time:

Barretto Securities Inc.
HSBC Bank USA
Account No: 773975985
ABA No: 021001088

Exhibit B: Indemnification

Flexible Solutions International agrees to indemnify and hold harmless Barretto and its affiliates and their respective directors, officers, employees, agents and controlling persons (each such person, including Barretto, an “Indemnified Party”) from and against any losses, claims, damages and liabilities, joint or several (collectively, the “Damages”), to which such Indemnified Party may become subject in connection with or otherwise relating to or arising from any transaction contemplated by the Agreement to which this Exhibit is annexed or the engagement of or performance of services by an Indemnified Party thereunder (including, without limit, any claim relating to an untrue statement (or alleged untrue statement) in the Materials, or any claim relating to an omission (or alleged omission) in the Materials of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading), and will reimburse each Indemnified Party for all fees and expenses (including the fees and expenses of counsel) (collectively, “Expenses”) as incurred in connection with investigating, preparing, pursuing or defending or assisting in the defense of any threatened or pending claim, action, suit, proceeding or investigation (collectively, the “Proceedings”) arising therefrom, whether or not such Indemnified Party is a formal party to such Proceeding and whether or not such Proceeding is initiated or brought by Client; provided, that Client will not be liable to any such Indemnified Party to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct or intentional violation of law of the Indemnified Party seeking indemnification hereunder. Client also agrees that no Indemnified Party will have any liability (whether direct or indirect, in contract, tort or otherwise) to Client or any of its affiliates, security holders or creditors or any person asserting claims on behalf of Client arising out of or in connection with any transactions contemplated by the Agreement or the engagement of or performance of services by any Indemnified Party thereunder except to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, willful misconduct or intentional violation of law of the Indemnified Party. Client also agrees to reimburse each Indemnified Party for all Expenses as they are incurred in connection with enforcing such Indemnified Party’s rights under the Agreement (including, without limitation, its rights under this Exhibit B).

If for any reason other than as expressly provided above, the foregoing indemnity is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then Client will contribute to the amount paid or payable by an Indemnified Party as a result of such Damages (including all Expenses incurred) in such proportion as is appropriate to reflect the relative benefits to Client on the one hand, and Barretto on the other hand, in connection with the matters covered by the Agreement or, if the foregoing allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties as well as any relevant equitable considerations. Client agrees that for purposes of this paragraph the relative benefits to Client and Barretto in connection with the matters covered by the Agreement will be deemed to be in the same proportion that the total value paid or received or to be paid or received by Client in connection with the transactions contemplated by the Agreement, whether or not consummated, bears to the fees paid to Barretto under the Agreement; provided, that in no event will the total contribution of all Indemnified Parties to all such Damages exceed the amount of fees actually received and retained by Barretto hereunder (excluding any amounts received by Barretto as a nonrefundable Expense Advance or as additional reimbursement of Third Party Expenses).

Promptly after receipt by the Indemnified Party of notice or commencement of Proceedings in respect of which indemnity may be sought, the Indemnified Party will notify Client in writing of the receipt or commencement thereof; provided, that the failure so to notify the Client will not relieve Client from any liability which the Client may have on account of this indemnity or otherwise, except to the extent the Client will have suffered actual material prejudice as a result of such failure. With respect to any such Proceeding brought by a third party, Client will be entitled to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Party. Upon assumption by Client of the defense of any such Proceeding, the Indemnified Party will have the right to participate in such defense and employ separate counsel but Client will not be responsible for any fees and expenses of other counsel subsequently incurred by the Indemnified Party in connection with the defense thereof, unless (i) Client has agreed to pay such fees and expenses, (ii) Client has failed to employ counsel reasonably satisfactory to the Indemnified Party in a timely manner, or (iii) the Indemnified Party has been advised by its own counsel that there exists actual or potential conflicting interests between Client and the Indemnified Party, including the availability of one or more legal defenses which are different from or in addition to those available to Client. In any event, Client will not, in connection with any such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to local counsel) for all the Indemnified Parties unless the defense of one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same claim or action.

Client agrees not to enter into any waiver, release, settlement or compromise of any Proceeding (whether or not Barretto or any other Indemnified Party is a formal party to such Proceeding) in respect of which indemnification may be sought hereunder without the prior written consent of Barretto, unless such waiver, release, settlement or compromise includes an unconditional release of Barretto and each Indemnified Party from all liability arising out or such Proceeding.

Prior to entering into any agreement or arrangement with respect to, or effecting, any proposed sale, exchange, dividend or other distribution or liquidation of all or a significant portion of its assets in one or a series of transactions or any significant recapitalization or reclassification of its outstanding securities, in any case where such agreement or arrangement fails to provide for the assumption, directly or indirectly, of Client’s obligations under this Exhibit B, Client will notify Barretto in writing thereof (if not previously so notified) and, if requested by Barretto, shall arrange in connection therewith alternative means of providing for the obligations of Client set forth in this Exhibit B.

The indemnity, reimbursement and contribution obligations of Client hereunder will be in addition to any liability which Client may otherwise have to any Indemnified Party and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Client or any Indemnified Party. The provisions of this Exhibit B will survive the modification, termination or expiration of the Agreement or completion of Barretto’s services thereunder.

Accepted and Agreed

Flexible Solutions International

By: ______________________________
Dan O’Brien, President & CEO

Flexible Agree with Barretto 5-25-07

Warrant to Purchase Common Stock

1. Introduction. Agreement made May 4th 2007, between Flexible Solutions International Inc., with offices at 615 Discovery St., Victoria, British Columbia V8T 5G4 (the “Company”), and Barretto Securities (Grantee”).

2. Grant of Warrant. The Company grants to Grantee this warrant to purchase shares of the Company’s common stock (the “Shares”) in the amounts, at the price, and subject to all the terms and conditions set out in this agreement.

3. Grant Date of Warrant. The grant date of this warrant is May 4th 2007.

4. Total Number of Warrants Available. The total number of Shares that may be purchased by Grantee pursuant to this Agreement is sixteen thousand one hundred fifty four (16,154) shares, as set forth in Paragraph 5.

5. Warrant Price. The price at which Grantee may buy the Shares is four dollars fifty cents (US$4.50) per Share.

6. When Warrant Exercisable: Grantee may exercise the warrant rights at any time after the grant date but not later than three years from the grant date.

7. Warrant Not Transferable. Grantee’s warrant rights may be exercised only by the Grantee or Grantee’s personal representative during Grantee’s lifetime and are not transferable except by will or by the laws of descent and distribution should Grantee die intestate. The warrant rights may not be sold, assigned, pledged, or hypothecated, and any attempt to do so shall be void. The warrant rights are not subject to levy, attachment, or other process of law, and any attempt to levy, attach, or otherwise transfer the warrant rights or place liens upon them shall be void.

8. Termination of the Warrant. Except as otherwise provided herein, this Agreement shall expire May 3rd 2010, three years from the date of grant (the “Warrant Period”).

9. The Company’s Merger, Reorganization, Etc. If, during the warrant period but before Grantee has exercised all of the warrant rights with regard to the total number of Shares available for purchase by Grantee, the Sharers of the Company’s common stock are changed into or exchanged for a different number or different kind of shares or other securities, either the Company’s or those of another company, this Agreement shall remain in force. However, there shall be substituted for each of the Shares the number and kind of shares or other securities for which each Share of the Company’s common stock was exchanged or into which each Share was changed. The shares or securities substituted for each Share of the Company’s common stock may be purchased by Grantee under this Agreement for a price appropriately adjusted for the substituted securities.

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10. Declaration of Stock Dividends. If the Company issues a common stock dividend on the Company’s common stock, the number of Shares that may be purchased by Grantee thereafter shall be adjusted as follows: To each of the un-purchased Shares, there shall be added the number of Shares issued as a dividend on each Share of outstanding common stock; each of the Shares together with the additional Shares applicable to that Share shall be bought as one unit for the price set out for each of the Shares in Paragraph 5.

11. Other Changes in the Company’s Stock. If there area any changes in the number or kind of Shares outstanding that affect the Company’s common stock or the stock or other securities into which the Company’s common stock has been changed, other than those described in Paragraphs 10 and 11, a majority of the Company’s Board of Directors may make such changes in the Shares available for purchase under this Agreement as the Board of Directors deems appropriate. Any adjustment in the Shares available for purchase made in accordance with this Paragraph shall be binding upon Grantee.

12. The Company’s Liquidation, Dissolution, Etc. If the Company liquidates or dissolves or enters into a merger or consolidation in which the Company is not the surviving company, the Company shall give Grantee at least one month’s notice prior to the liquidation, dissolution, merger, or consolidation. Grantee shall have the right to exercise this Warrant in full, to the extent that is had not been previously exercised, within the one-month period. To the extent that Grantee’s warrant rights have not been exercised on the effective date of the liquidation, dissolution, merger, or consolidation, they shall terminate.

13. Manner in Which Warrant Is Exercised During Grantee’s Lifetime. Any of Grantee’s warrant rights may be exercised by Grantee or Grantee’s personal representative during Grantee’s lifetime by written notice addressed to the Company’s corporate Secretary, signed by Grantee or Grantee’s personal representative. The notice shall state the number of Shares to be purchased and shall be accompanied by a certified check payable to the Company for the purchase price of Shares purchased. Immediately following payment of the check, the Company shall issue a certificate or certificates for the Shares purchased in Grantee’s or Grantee’s personal representative’s name and deliver it or them to the person who signed the notice.

14. Manner in Which Warrant Is Exercised After Grantee’s Death. If Grantee has not fully exercised the warrant rights before Grantee’s death, then the persons designated by Grantee in writing on file with the Company or, if no such persons have been designated, Grantee’s executor or administrator, may exercise any of Grantee’s warrant rights during the warrant period. The rights shall be exercised in the same manner as provided in Paragraph 14 except that the person entitled to exercise the rights shall be substituted for Grantee or Grantee’s personal representative.

15. Cashless Exercise. The Warrant Holder may choose cashless exercise. The Holder must notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:
X = Y [(A-B)/A]

Where: X = the number of Warrant Shares to be issued to the Holder.

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Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

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For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

16. Violation of Law. The warrant granted by this Agreement may not be exercised if its exercise would violate any applicable state securities law, any registration under or any requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules of an exchange on which the Shares are traded, any other federal law, or any law of applicable state securities laws.

17. Unregistered Stock. If a registration statement for the Shares is not in effect or if Grantee’s attorneys require a writing from Grantee to avoid violation of the Securities Act of 1933, as amended, the Company may require a written commitment form the person exercising the warrant before delivery of the certificate or certificates for the Shares. The Commitment shall be in a form prescribed by the Company. It will state that it is the intent of the person exercising the warrant to acquire the Shares for investment only and not the intent of transferring or reselling them; that the person exercising the warrant has been told that the Shares may be “restricted shares” pursuant to Rule 144 of the Securities and Exchange Commission and that any resale, transfer, or other distribution of the Shares may only be made on conformity with Rule 144, the Securities Act of 1933, as amended, or any other federal statute, rule or regulation. The Company may place a legend on the face of the certificate or certificates in accordance with this Commitment and may refuse to permit transfer of the Shares unless it receives satisfactory evidence that the transfer will not violate Rule 144, the Securities Act of 1933, as amended, or any other federal statute, rule, or regulation.

Flexible Solutions International Inc.

________________________________
Dan O’Brien, CEO

Flexible Warrant to Purch with Barretto 5-24-07

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